UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 6, 2019

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07

Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting of Stockholders of School Specialty, Inc. (the “Company”) held on June 6, 2019, the stockholders voted on proposals to:  (1) elect the five individuals nominated by the Board of Directors of the Company to serve as directors until the 2020 Annual Meeting of Stockholders; (2) approve an advisory resolution on the compensation of the Company’s named executive officers; and (3) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019. The final voting results on these proposals are as follows:

		For	Against	Abstain	Broker Non-Vote
1. (a)	Election of Gus D. Halas	4,268,751	112,546	0	1,356,345
(b)	Election of Justin C. Jacobs	4,326,610	54,687	0	1,356,345
(c)	Election of Justin Lu	4,268,782	112,515	0	1,356,345
(d)	Election of Scott P. Scharfman	4,297,179	84,118	0	1,356,345
(e)	Election of Andrew E. Schultz	4,268,782	112,515	0	1,356,345

2.	Approval of an advisory resolution on the compensation of the Company’s Named Executive Officers	4,267,854	113,243	200	1,356,345

3.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2019	5,675,182	7,899	54,561	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: June 7, 2019	By: /s/ Kevin Baehler
Kevin Baehler Executive Vice President and Chief Financial Officer

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